UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2015

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 31374
El Paso, Texas 79930
(Address of principal executive offices) (zip code)

(814) 786-8849
(Registrant's telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -- Registrant's Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On July 3, 2015, we entered into a Consulting Agreement dated June 23, 2015, with FBROCCO ASSESSORIA EMPRES ARIAL LTDA ASSESSORIA EMPRESARIAL LTDA, a Brazilian company ("FBROCCO"), pursuant to which FBROCCO will provide certain consulting services to us, which shall include (i) developing a relationship between us and a Brazilian-based entity that is interested in entering into a joint venture where the purpose is to import, market and sell our products in Brazil and other South American countries; and (ii) facilitating a trip for William Hartman, one of our officers and directors, to travel to Brazil and meet with the proposed joint venture partner and various governmental officials who have relationships that would be advantageous to the formation and success of the anticipated joint venture.

We agreed to pay FBROCCO Ten Thousand Dollars ($10,000) for facilitating Mr. Hartman's trip to Brazil and will issue a total of 1,500,000 shares of our common stock to FBROCCO if a successful joint venture is formed and generates One Million U.S. Dollars ($1,000,000) in gross revenues by June 23, 2016. The Consulting Agreement was finalized on July 3, 2015, the day an executed version of the agreement was delivered to us by FBROCCO.

Section 9 -- Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Consulting Agreement with FBROCCO dated June 23, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: July 6, 2015	By:	/s/ William Hartman
	Name:	William Hartman
	Its:	President and Chief Executive Officer